UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2023

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 7, 2023, Hecla Mining Company (the “Company” or “Hecla”) completed the acquisition of ATAC Resources Ltd. (“ATAC”) pursuant to the terms of the April 5, 2023 Arrangement Agreement (“Agreement”). Under the terms of the Agreement, Hecla’s subsidiary acquired all the outstanding common shares of ATAC for total consideration of approximately US$18.7 million in the form of 3,676,904 shares of Hecla common stock issued to ATAC shareholders based on the share exchange ratio of 0.0166 of Hecla share for each ATAC common share. As part of the acquisition, Hecla acquired 5,502,956 units consisting of (i) shares of Cascadia Minerals Ltd. representing a 19.9% stake, and (ii) full warrants with a five-year term for a C$2 million cash investment. The Agreement, filed as exhibit 2.1 to Hecla’s Current Report on Form 8-K filed on April 6, 2023, is incorporated herein by reference.

The Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about Hecla. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreement contains representations and warranties the Company and ATAC made. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that ATAC has exchanged in connection with signing the Agreement. While the Company does not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed in Hecla’s Current Report on Form 8-K filed on April 6, 2023, pursuant to the terms of the Agreement, the purchase price for the outstanding common shares of ATAC was paid using shares of Hecla common stock. At closing, Hecla issued 3,676,904 shares of our common stock to ATAC shareholders, pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933.

Item 8.01.	Other Events

On July 10, 2023, the Company issued a press release announcing the closing of the ATAC acquisition, effective July 7, 2023. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

2.1(a)	Arrangement Agreement dated as of April 5, 2023, by and among Hecla Mining Company, Alexco Resource Corp. and ATAC Resources Ltd. filed as exhibit 2.1 to our Current Report on Form 8-K filed on April 6, 2023 (File No. 1-8491) and incorporated herein by reference.

99.1	News Release dated July 10, 2023. *

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) formatted as inline XBRL.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: July 10, 2023

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